As filed with the Securities and Exchange Commission on April 20, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number)

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CAPITAL ONE FINANCIAL CORPORATION 2004 STOCK INCENTIVE PLAN

(Full Title of the Plan)

John G. Finneran, Jr.

General Counsel and Corporate Secretary

CAPITAL ONE FINANCIAL CORPORATION

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ronald O. Mueller

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW

Washington, D.C. 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)
Common Stock, $0.01 par value	20,000,000 shares	$16.39	$327,800,000	$18,291.24

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of Capital One’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price and fee are computed based upon the average of the high and low sale prices of Capital One’s Common Stock on April 15, 2009, as reported on the New York Stock Exchange.
(3)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .00005580 and the proposed maximum aggregate offering price.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Capital One Financial Corporation, a Delaware corporation (the “Registrant” or the “Company”), relating to an additional 20,000,000 shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”), to be issued under the Capital One Financial Corporation 2004 Stock Incentive Plan, as amended (the “2004 Plan”). The Company previously filed a Form S-8 (File No. 333-117920) registering 8,000,000 shares of Common Stock under the 2004 Plan on August 4, 2004 (the “Prior Registration Statement”) and a Form S-8 (File No. 333-136281) registering an additional 12,000,000 shares of Common Stock under the 2004 Plan on August 3, 2006.

As discussed more fully in the Company’s definitive proxy materials for the Company’s 2009 Annual Stockholder Meeting, if approved by the stockholders at the meeting, the 20,000,000 shares of Common Stock registered on this Form S-8 will be added to the reserve of shares available under the 2004 Plan pursuant to certain amendments thereto.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 26, 2009;

(2)    The Company’s Current Reports on Form 8-K filed with the Commission on January 22, 2009 (Item 8.01 information only), February 3, 2009, March 2, 2009, March 9, 2009, and March 12, 2009; and

(3)    the Description of the Company’s Common Stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

Notwithstanding the foregoing, the Company is not incorporating any document or information deemed to have been furnished and not filed in accordance with the Commission’s rules.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Company’s Exchange Act file number with the Commission is 001-13300.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibits

5.1#	Opinion of John G. Finneran, Jr., General Counsel and Corporate Secretary of Capital One Financial Corporation

10.1*	Capital One Financial Corporation 2004 Stock Incentive Plan, as amended and restated as of April 27, 2006

10.2**	Form of Capital One Financial Corporation 2004 Stock Incentive plan, as amended and restated as of April 23, 2009

23.1#	Consent of Ernst & Young LLP

23.2#	Consent of John G. Finneran, Jr. (included in Exhibit 5.1)

24.1#	Powers of Attorney (set forth on signature page)

#	Filed herewith.
*	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-13300), filed with the Commission on May 3, 2006.
**	Incorporated by reference to the Company’s Proxy Statement on Definitive Schedule 14A, filed with the Commission on March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 17th day of April, 2009.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr., Esq.
General Counsel and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act , this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints John G. Finneran, Jr. and Stephen T. Gannon, as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated below on the date indicated below.

Signature	Title	Date

/s/ RICHARD D. FAIRBANK Richard D. Fairbank	Chairman, Chief Executive Officer and President (Principal Executive Officer)	April 17, 2009

/s/ GARY L. PERLIN Gary L. Perlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 17, 2009

E.R. Campbell	Director	April , 2009

W. Ronald Dietz	Director	April , 2009

/s/ PATRICK W. GROSS Patrick W. Gross	Director	April 20, 2009

/s/ ANN F. HACKETT Ann F. Hackett	Director	April 18, 2009

/s/ LEWIS HAY, III Lewis Hay, III	Director	April 16, 2009

Pierre E. Leroy	Director	April , 2009

/s/ MAYO A. SHATTUCK, III Mayo A. Shattuck, III	Director	April 16, 2009

/s/ BRADFORD H. WARNER Bradford H. Warner	Director	April 16, 2009

Stanley Westreich	Director	April , 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibits

5.1#	Opinion of John G. Finneran, Jr., General Counsel and Corporate Secretary of Capital One Financial Corporation

10.1*	Capital One Financial Corporation 2004 Stock Incentive Plan, as amended and restated as of April 27, 2006

10.2**	Form of Capital One Financial Corporation 2004 Stock Incentive plan, as amended and restated as of April 23, 2009

23.1#	Consent of Ernst & Young LLP

23.2#	Consent of John G. Finneran, Jr. (included in Exhibit 5.1)

24.1#	Powers of Attorney (set forth on signature page)

#	Filed herewith.
*	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-13300), filed with the Securities and Exchange Commission on May 3, 2006.
**	Incorporated by reference to the Company’s Proxy Statement on Definitive Schedule 14A, filed with the Securities and Exchange Commission on March 13, 2009.